Exhibit 23.3

OGIER

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Tel: (345) 949-9876

We hereby consent to the reference to our firm under the heading “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act of the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ OGIER
OGIER

Dated: July 14, 2021

Grand Cayman, Cayman Islands